CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-292075 on Form N-4 of our report dated March 31, 2026, relating to the statutory-basis financial statements of Athene Annuity & Life Assurance Company of New York. We also consent to the reference to us under the heading "Services" in such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
July 16, 2026